Exhibit 99.1

UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

ARNE H. FREDLY,

HENG REN SILK ROAD INVESTMENTS LLC, HENG REN INVESTMENTS LP, derivatively on behalf of SINO AGRO FOOD, INC.,

Plaintiffs,

v.

SINO AGRO FOOD, INC., LEE YIP KUN SOLOMON, TAN POAY TEIK, CHEN BOR HANN, LIM CHANG SOH.,

Defendants,

and

SINO AGRO FOOD, INC.,

Nominal Defendant

Case No. 19-cv-02680 (JMF)

NOTICE OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION

TO: ALL PERSONS WHO OWN SHARES OF SINO AGRO FOOD, INC. (“SIAF” OR THE “COMPANY”) COMMON STOCK.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the United States District Court for the Southern District of New York (the “Court”), of (i) the pendency of the above-captioned shareholder derivative action (the “Derivative Action”), which was brought by certain shareholders of the Company on behalf of and for the benefit of the Company; (ii) a proposed settlement of the Derivative Action (the “Settlement”), subject to Court approval, for consideration, including the adoption by the Company of certain corporate governance measures, as provided in an Agreement of Settlement, dated June 27, 2020 (the “Settlement Agreement”); and (iii) the hearing (the “Settlement Hearing”) that the Court will hold on October 13, 2020 at 3:00 p.m, to determine whether to approve the Settlement.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.

The Settlement was entered into on June 27, 2020, between and among: (1) Plaintiffs Heng Ren Silk Road Investments LLC and Heng Ren Investments LP (together “Heng Ren”), individually and to the extent that they have or claim standing to assert claims derivatively on behalf of the Company, (2) Plaintiff Arne H. Fredly individually and to the extent that he has or claims standing to assert claims derivatively on behalf of the Company and (3) the Company.

WHAT IS THE PURPOSE OF THIS NOTICE OF PROPOSED SETTLEMENT?

1. The purpose of this Notice of Proposed Settlement is to explain the Derivative Action, the terms of the proposed Settlement, and how the proposed Settlement affects the legal rights of the Company’s shareholders.

2. In a derivative action, one or more people or entities who are current shareholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. Because derivative actions concern a corporation’s legal rights, no individual shareholder has the right to recover damages in a shareholder derivative action or to be compensated as a result of the settlement of a shareholder derivative action.

3. As described more fully below, current shareholders of the Company have the right to object to the proposed Settlement. Current shareholders of the Company have the right to appear and be heard at the Settlement Hearing, which will be held on October 13, 2020 at 3:00 p.m , before the Honorable Jesse M. Furman, in the Thurgood Marshall United States Courthouse, 40 Foley Square, Court Room 1105, New York, NY 10007. At the Settlement Hearing, the Court shall determine, among other things: (i) whether the proposed Settlement of the Derivative Action, on the terms and conditions set forth in the Settlement Agreement, should receive final approval by the Court as fair, reasonable, and adequate, and in the best interest of SAIF and its stockholders; (ii) hear and rule on any objections to the proposed Settlement; and iii) determine whether to enter the proposed Final Order and Judgment.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

4. Heng Ren commenced the instant litigation on March 26, 2019. An amended complaint was filed on August 13, 2019 in which Fredly joined as a new plaintiff.

5. The first amended complaint alleged that insiders of the Company had absolute power and acted in a manner contrary to the interests of the Company. Specifically, according to the First Amended Complaint, Plaintiffs allege that Company guaranteed loans of various third parties and issued SIAF shares as collateral for those loans. However, as the share price of SIAF dropped the Company had to issue “Top-up” collateral shares to the Lender to maintain the value of the security for the loan.

6. Plaintiffs also alleged that the Company falsely claimed the issuance of these shares did not have an adverse impact on other investors because the lender holding these collateralized shares cannot sell these shares in the market and they do not have any dividend or voting rights.

7. The First Amended Complaint alleges that in various filings with the Securities and Exchange Commission, the Company did not disclose the issuance of the collateralized shares or at most made an incomplete and misleading disclosure. Nor was the requisite disclosure made to the Oslo Stock Exchange.

8. In addition, the First Amended Complaint alleges that SIAF engaged in a sham carve out transaction to methodically transfer value from SIAF to Tri-way. While SIAF owned 100% of Tri-way before the carve out, after the carve out, SIAF’s ownership decreased 36%. The justification for the carve out was that Tri-way would be coming out ahead, ownership reduction notwithstanding, due to the additional assets that were pledged to Tri-way from various Chinese investors and owners. However, Plaintiffs alleged that, whereas SIAF asserted that post carve-out the enterprise value of Tri-way was $340.6 million, it simultaneously informed Chinese regulators that the valuation of the assets owned by Tri-way was $12.3 million.

9. Finally, the Complaint alleges a litany of management abuses and breaches of fiduciary duties involving Tri-way, the Company’s assets, and related disclosures to shareholders.

10. Defendants moved to dismiss on September 19, 2019. ECF Nos. 65-68. One month later, the Court extended the deadlines to complete briefing to permit the parties to engage in settlement discussion. ECF Nos. 72-73 (Granting October 17, 2019 letter request for extension notifying the Court of the parties’ ongoing settlement discussions). The parties’ settlement discussions proved fruitful.

11. On March 4, 2020, the Court vacated its prior approval of the parties’ stipulated dismissal of the Derivative Action and directed the parties to follow the requirements of Rule 23.1 of the Federal Rules of Civil Procedure.

12. On July 23, 2020, the Court entered an order preliminarily approving the Settlement. In its Preliminary Approval Order, the Court directed that, within 10 calendar days of the Order: (i) copies of this Notice of Proposed Settlement and the Settlement (misidentified in the original proposed Notice as a “Stipulation”) be attached as exhibits to a Form 8-K filed with the United States Securities and Exchange Commission; (ii) Counsel for Plaintiffs shall file Notice via a national wire service; and (iii) the same Form 8-K be posted, along with its attachments, on the Company’s corporate website. In addition, the Court’s Preliminary Approval Order scheduled the Settlement Hearing for October 13, 2020 to consider whether to grant final approval to the Settlement. The Court reserved the right to continue or reschedule the Settlement Hearing or decide to hold the Settlement Hearing telephonically without further notice to SIAF Shareholders. The Court further reserved the right to consider any modifications of the Settlement agreed to by the Settling Parties without providing further written notice to current SIAF Shareholders.

13. In exchange for the dismissal of the Derivative Action with prejudice, the Company agreed to create and effectuate the following Corporate Governance Measures:

•	The creation of a corporate governance committee to improve the Company’s disclosures and ensure transparency.
•	The appointment of an independent director to SIAF’s board, and the Company’s sponsorship for another independent director nominee to the Tri-way board.

•	The appointment of these independent directors to SIAF and Tri-way’s board audit committees.
•	The grant of veto power to these independent directors over any new issuances of SIAF shares by requiring that all new issuances shall be unanimously approved by the board.
•	Immediately commence a CFO search and to appoint a qualified candidate as CFO as soon as practicable.

WHAT ARE PLAINTIFFS’ REASONS FOR THE SETTLEMENT?

14. Plaintiffs and Plaintiffs’ counsel submit that the claims asserted in the Derivative Action on behalf of the Company have merit. Nonetheless, Plaintiffs and Plaintiffs’ counsel have concluded that it is desirable that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Settlement. In doing so, Plaintiffs and Plaintiffs’ counsel recognize the expense inherent in the continued prosecution of the Derivative Action, as well as the risk and uncertainty of continued litigation, especially in light of cross-border nature of the action.

15. Plaintiffs’ Counsel have conducted extensive investigation and analysis of the claims, defenses, and remedies. Based on Plaintiffs’ Counsel’s thorough evaluation, Plaintiffs and Plaintiffs’ Counsel submit that the Settlement is fair, reasonable, and adequate, and in the best interests of SIAF and its shareholders. The Settlement confers substantial benefits to SIAF and its shareholders, including: (a) execution of a share dividend from Tri-way to SIAF stockholders, (b) representation of shareholders on SIAF’s board, (c) the establishment of a Corporate Governance Committee, and (d) a policy of “internal checks and evaluations” before any issuance of new SIAF shares “with a particular focus on policing and disclosing related party transactions.” These terms of Settlement directly address the claims at issue in the Derivative Action. A copy of the proposed settlement agreement is attached hereto.

16. Defendants have denied, and continue to deny, each and every allegation of wrongdoing by the Plaintiffs in this Derivative Action and maintain that they have acted properly, lawfully, and in full accord with their fiduciary duties at all times. Further, the Defendants have denied, and continue to deny (a) that they have caused any damage or injury to the Company or its shareholders; (b) that they have ever committed or attempted to commit any violations of law or any breach of fiduciary duty owed to the Company or its shareholders; and (c) that they have committed any wrongdoing whatsoever. Defendants further deny that Plaintiffs have the legal right to assert claims derivatively on behalf of the Company. Defendants have nevertheless concluded that further litigation of the Derivative Action would be protracted and expensive, and that it is desirable and beneficial for the Derivative Action to be fully and finally settled in the manner and upon the terms and conditions set forth in the Settlement Agreement.

17. Further, the Company and its supermajority vote holder Mr. Yip Kun Lee has approved of the Settlement and each of its terms as being in the best interests of SIAF and its shareholders. The Company has acknowledged and agrees that the Settlement is fair, reasonable, and adequate, and confers substantial benefits upon SIAF and its shareholders.

WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT?

18. In the absence of the Settlement, if Plaintiffs failed to prove their claims, the Company would not receive any of the benefits of the Settlement.

WHO REPRESENTS PLAINTIFFS AND HOW WILL THE ATTORNEYS BE PAID?

19. Plaintiffs were initially represented by The Seiden Group. As of May 26, 2020, Plaintiffs have been represented by the AFN Law PLLC.

20. Plaintiffs are solely responsible for these law firms’ legal fees and expenses.

WILL PLAINTIFFS RECEIVE ANY PERSONAL BENEFITS FROM THE SETTLEMENT?

21. Pursuant to the terms of the Settlement Agreement, if the Settlement is approved by the Court, Plaintiffs will receive shares in Tri-way Industries transferred from Mr. Yip Kun Lee’s own equity interest in Tri-way, with 175,000 shares to Heng Ren Silk Road Investments LLC, 75,000 shares to Heng Ren Investments LP, and 1.0 million shares to Apollo Asset Ltd.

22. It is important to note that the shares come from the Chairman of the Company personally, not from the Company. The shares are illiquid and cannot be sold on any market. This transfer of shares would be the only benefit that Plaintiffs would receive for bringing, prosecuting and settling this litigation for the benefit of all shareholders of the Company. And this transfer of shares is also the only compensation that Plaintiffs will receive for sending a one person to serve as a director of the Company and for potentially sending another person to serve an independent director of Tri-way (if the nomination is successful). The transfer of shares therefore constitutes reasonable incentive for service on the board that benefits all shareholders.

23. In addition, while it is standard practice for plaintiff in a settled derivative action to receive payment of legal fees from the Company, Plaintiffs here have agreed to bear such expenses themselves and not to receive monetary reimbursement from the Company. To date, Plaintiffs have incurred approximately $ 220,000 in fees and expenses, including fees expended to conduct pre-suit investigations in China and initiating enforcement proceedings in Norway.

WHEN AND WHERE WILL THE COURT RULE ON APPROVAL OF THE SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING?

24. The Settlement Hearing will be held on October 13, 2020 at 3:00 p.m., before the Honorable Jesse M. Furman, in the Thurgood Marshall United States Courthouse, 40 Foley Square, Court Room 1105, New York, NY 10007. The Court may approve the Settlement at or after the Settlement Hearing without further notice to current shareholders of the Company.

25. If you own common stock of the company and continue to own such stock through October 13, 2020 (the date of the Settlement Hearing), you may, if you wish to do so, object and show cause why the proposed Settlement set forth in the proposed Settlement should not be approved.

26. The procedure for objecting to the Settlement is as follows:

a.        Plaintiffs’ counsel will file papers with the Court in support of the Settlement on September 15, 2020.

b.        Objections or oppositions to the Settlement, must be in writing and be filed with the Clerk of the United States District Court for the Southern District of New York (the “Clerk”), (ideally via the ECF system), no later than September 29, 2020. Written objections must set forth: (a) the objector’s name, address, and telephone number; (b) the number of shares of Company stock the objector currently owns as well as an account statement evidencing such ownership; (c) a detailed statement of the objector’s specific objections; (d) any and all documentation or evidence in support of the objector’s objections; and (e) the identities of any cases—by name, court, and docket number—in which the objector or his or her attorney has objected to a settlement in the last three (3) years. If a current shareholder of the Company intends to appear and/or requests to be heard at the Settlement Hearing, such shareholder must also file (ideally via the ECF system) no later than September 29, 2020: (f) a written notice of the objector’s intention to appear at the Settlement Hearing; (g) the name(s) of any attorney(s) that will appear on behalf of the objector; (h) the identities of any witnesses the objector intends to call at the Settlement Hearing; (i) a summary of the substance of any testimony to be provided by any such witnesses; and (j) any and all other evidence that the objector intends to present at the Settlement Hearing. Current shareholders of the Company who do not wish to object in person to the proposed Settlement do not need to attend the Settlement Hearing.

c.        If a current shareholder of the Company files a written objection and/or written notice of intent to appear, such shareholder must serve copies of all papers filed with the Clerk, by hand delivery or first-class mail, post-marked no later than September 29, 2020, on each of the following: (a) Angus F. Ni at AFN Law PLLC, 387 Park Ave S, 5th Floor, New York, NY 10016 (646) 453-7294, angus@afnlegal.com and (b) Richard J. Babnick , Jr., Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036 (212) 930-9700, Email: rbabnick@srff.com. Note however, that if a written objection and/or written notice of intent to appear is filed on the ECF System, that will constitute service on counsel.

d.        Plaintiffs’ counsel will file reply papers with the Court, if any, on October 6, 2020

27. The Settlement Hearing may be adjourned by the Court without further written notice to current shareholders of the Company. If you intend to attend the Settlement Hearing, you should confirm the date and time with Plaintiffs’ counsel.

28. Unless the Court orders otherwise, any current shareholder of the Company who does not object in the manner described above will be deemed to have waived any objection and shall be forever barred, in these proceedings or in any other proceedings, from making any objection to or otherwise challenging the proposed Settlement of the Derivative Action, the Settlement Agreement, or any provision thereof, the Final Order and Judgment, and/or any proceedings herein, and shall have no right to appeal therefore. Current shareholders of the Company do not need to appear at the hearing or take any other action to indicate their approval of the foregoing.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

29. You or your attorney may examine the Court files for Heng Ren Silk Road Investments LLC et al v. Sino Agro Food, Inc. et al, Case No. CV-02680-JMF during regular business hours at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York, 10007-1312.

30. Questions about the Settlement or about this Notice of Proposed Settlement in general should be directed to Angus F. Ni at AFN Law PLLC, 387 Park Ave S, 5th Floor, New York, NY 10016 (646) 453-7294 angus@afnlegal.com.

You should ask Plaintiffs’ counsel to confirm receipt of any email correspondence regarding the Settlement or the Notice of Proposed Settlement within three (3) business days. If Plaintiffs’ counsel do not confirm receipt within three (3) business days, you should call to ensure receipt.

DO NOT CALL OR WRITE THE COURT OR THE CLERK OF COURT REGARDING THIS NOTICE.

Dated: July 27, 2020

By Order of the United States District Court for the Southern District of New York

EXHIBIT A

PROPOSED SETTLEMENT AGREEMENT

The undersigned parties agree to work together as shareholders of the Company (“Sino Agro Food, Inc.” or “SIAF”) in a cooperative manner for the benefit of the Company and all its shareholders.

Upon execution of this proposed agreement, the plaintiffs agree to move for the Southern District of New York Federal Court’s approval of this proposed settlement and, should the court approve this proposed settlement, for the dismissal of the lawsuit styled Heng Ren Silk Road Investments LLC et al v. Sino Agro Food, Inc. et al 1:19-cv-02680-JMF (S.D.N.Y.) (the “Derivative Suit”).

The parties agree that success for the company may be better achieved with the participation of shareholders rather than with shareholders and management opposing one another in court.

The goal of this agreement is to maximize shareholder value through, inter alia:

-	Execution of a share dividend in SIAF subsidiary Tri-way Industries (“Tri- way) to SIAF shareholders.

-	Significant representation of shareholders to provide oversight on the Boards of Directors of SIAF.

-	The establishment of a Corporate Governance committee to ensure stronger governance and restore shareholder confidence.

-	Institute internal checks and evaluations before any issuance by SIAF of new shares, with a particular focus on policing and disclosing related-party transactions.

The parties believe SIAF’s stock price today does not reflect its potential value. If a credible and sustained commitment is made to restore investor confidence, a significant recovery of shareholder value should result. This demands a fresh approach to improve corporate governance, enhance management, improve target setting, and be open to the influence of long-term shareholders. The goal is to attract new shareholders.

At the urging of plaintiffs in the Derivative Suit, the Company has already begun to take positive steps in this direction. The restructuring announced by SIAF on

March 8 has been well received for its decisiveness and stated goal of improving cash flow.

The parties agree there still is much to be done, and agree to implement the following terms upon the Court's approval:

1)	Adoption of corporate governance reforms overall by SIAF, concerning, in particular, the manner in which monetary and non-monetary related party transactions are accounted for and disclosed to shareholders.

2)	A Corporate Governance committee will be created to implement best practices and receive recommendations from shareholders, to ensure strong governance.

3)	Execution of a share dividend distribution of 18.3 million Tri-way ordinary shares to shareholders of record, originally announced in 2018, to SIAF shareholders as soon as practicable.

4)	Upon the proposed settlement's approval by the Court, the Company and the Plaintiffs agree that effective immediately one individual designated by Heng Ren and Apollo will be appointed as a director to the SIAF board (the "SIAF Director"). SIAF will also support the appointment of another individual nominated by Heng Ren and Apollo to the Tri-way Board (the "Tri-way Director") (the "Independent Directors").

Among other customary responsibilities, the SIAF Director will be appointed as Chairman of the Internal Control and Audit Committee ("ICC") of SIAF. SIAF will also support the appointment of the Tri-way Director to the ICC of Tri-way. Their objectives will be to improve the transparency and oversight of the financial and corporate affairs of the companies for the benefit of all shareholders.

The aforementioned Independent Directors will serve on the SIAF board, and, if successfully nominated, on the Tri-way Board for as long as their services are productive for SIAF and benefit all shareholders in the judgment of all of the parties to this agreement. The appointment letter shall set forth a term of at least two years with the option to renew.

5)	The parties agree to analyze the possibility of reducing the number of total issued and outstanding shares of SIAF, and also its buyback commitments.

6)	The Company has, since June 2019, planned to offer a new "G Series" of Preferred Shares. The parties do not wish to disturb this planned corporate action. However, the parties hereby agree, that after and aside from this planned G Series Preferred share issuance, any future or additional share issuance(s) by Sino Agro Food shall require a unanimous vote of approval from the company’s Boards of Directors.

7)	Share issuances by SIAF to collateralize loans will cease if and when any other forms of debt financing are available to replace equity financing. Equity financing is an option only if new share issuances are executed with the unanimous recommendation of the board of directors, and only if it is deemed to materially benefit the Company and all its shareholders.

8)	The parties agree to immediately begin an executive search to hire a new Chief Financial Officer (“CFO”) for SIAF. The search will start after the appointment of the Independent Directors. The new CFO should be hired as soon as practicable.

9)	The parties agree to explore the potential sale, transfer, or sunset of the A-shares of SIAF if it is in the best interest of the Company.

10)	As reimbursement for the cost of maintaining this litigation, negotiating and obtaining this proposed settlement, and sole compensation for service on the Tri-Way and SIAF’s boards, Heng Ren and Apollo would receive shares in Tri-way Industries transferred from Mr. Lee Yip Kun’s own equity interest in Tri-way, with 175,000 shares to Heng Ren Silk Road Investments LLC, 75,000 shares to Heng Ren Investments LP, and 1.0 million shares to Apollo Asset Ltd.

11)	The parties agree to explore the possibility of identifying and inviting strategic investors in SIAF and/or Tri-way.

Agreed and signed this 27th day of June 2020 by:

Mr. Lee Yip Kun for Sino Agro Food, Inc.

Mr. Arne Fredly for Apollo Asset Ltd.

Mr. Peter Halesworth for Heng Ren Partners LLC (manager of Heng Ren Silk Road Investments LLC and Heng Ren Investments LP)

planned G Series Preferred share issuance, any future or additional share issuance(s) by Sino Agro Food shall require a unanimous vote of approval from the company’s Boards of Directors.

7)	Share issuances by SIAF to collateralize loans will cease if and when any other forms of debt financing are available to replace equity financing. Equity financing is an option only if new share issuances are executed with the unanimous recommendation of the board of directors, and only if it is deemed to materially benefit the Company and all its shareholders.

8)	The parties agree to immediately begin an executive search to hire a new Chief Financial Officer (“CFO”) for SIAF. The search will start after the appointment of the Independent Directors. The new CFO should be hired as soon as practicable.

9)	The parties agree to explore the potential sale, transfer, or sunset of the A- shares of SIAF if it is in the best interest of the Company.

10)	As reimbursement for the cost of maintaining this litigation, negotiating and obtaining this proposed settlement, and sole compensation for service on the Tri-Way and SIAF’s boards, Heng Ren and Apollo would receive shares in Tri-way Industries transferred from Mr. Lee Yip Kun’s own equity interest in Tri-way, with 175,000 shares to Heng Ren Silk Road Investments LLC, 75,000 shares to Heng Ren Investments LP, and 1.0 million shares to Apollo Asset Ltd.

11)	The parties agree to explore the possibility of identifying and inviting strategic investors in SIAF and/or Tri-way.

Agreed and signed this 27th day of June 2020 by:

Mr. Lee Yip Kun for Sino Agro Food, Inc.

/s/ Lee Yip

Mr. Arne Fredly for Apollo Asset Ltd.

Mr. Peter Halesworth for Heng Ren Partners LLC (manager of Heng Ren Silk Road Investments LLC and Heng Ren Investments LP)

/s/ Peter Halesworth

planned G Series Preferred share issuance, any future or additional share issuance(s) by Sino Agro Food shall require a unanimous vote of approval from the company’s Boards of Directors.

7)	Share issuances by SIAF to collateralize loans will cease if and when any other forms of debt financing are available to replace equity financing. Equity financing is an option only if new share issuances are executed with the unanimous recommendation of the board of directors, and only if it is deemed to materially benefit the Company and all its shareholders.

8)	The parties agree to immediately begin an executive search to hire a new Chief Financial Officer (“CFO”) for SIAF. The search will start after the appointment of the Independent Directors. The new CFO should be hired as soon as practicable.

9)	The parties agree to explore the potential sale, transfer, or sunset of the A- shares of SIAF if it is in the best interest of the Company.

10)	As reimbursement for the cost of maintaining this litigation, negotiating and obtaining this proposed settlement, and sole compensation for service on the Tri-Way and SIAF’s boards, Heng Ren and Apollo would receive shares in Tri-way Industries transferred from Mr. Lee Yip Kun’s own equity interest in Tri-way, with 175,000 shares to Heng Ren Silk Road Investments LLC, 75,000 shares to Heng Ren Investments LP, and 1.0 million shares to Apollo Asset Ltd.

11)	The parties agree to explore the possibility of identifying and inviting strategic investors in SIAF and/or Tri-way.

Agreed and signed this 27th day of June 2020 by:

Mr. Lee Yip Kun for Sino Agro Food, Inc.

/s/ Lee Yip

Mr. Arne Fredly for Apollo Asset Ltd.

/s/ Arne Fredly

Mr. Peter Halesworth for Heng Ren Partners LLC (manager of Heng Ren Silk Road Investments LLC and Heng Ren Investments LP)